Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Hecla Mining Company
Coeur d'Alene, Idaho

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated March 10, 2005, relating to the consolidated financial statements and schedules of Hecla Mining Company and the effectiveness of internal control over financial reporting, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. In our report on the effectiveness of internal control over financial reporting, we disclaim an opinion on management's assessment and on the effectiveness of Hecla Mining Company's internal control over financial reporting.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                    /s/ BDO Seidman, LLP
                                                    BDO Seidman, LLP

Spokane, Washington
June 29, 2005